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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 20, 2002

                         MINNESOTA CORN PROCESSORS, LLC
             (Exact name of registrant as specified in its charter)



           COLORADO                                    41-1928467
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                          Commission File No. 000-32631

                  901 NORTH HIGHWAY 59, MARSHALL, MN 56258-2744
                    (Address of principal executive offices)

                                 (507) 537-2676
               (Registrant's telephone number, including area code)



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ITEM 9.  REGULATION FD DISCLOSURE.

         On August 20, 2002, Minnesota Corn Processors, LLC held an informational meeting in Columbus, Nebraska for eligible Class A members. At this meeting, Dan Thompson, President and Chief Executive Officer, and Jerry Jacoby, Chairman of the Board of Directors, made a presentation about the proposed merger of Minnesota Corn Processors with and into a subsidiary of Archer-Daniels-Midland Company. (The slides used in the presentation were filed with the Securities and Exchange Commission on August 21, 2002 as soliciting material under Rule 14a-12 under cover of Schedule 14A.) After the presentation, Mr. Thompson and Mr. Jacoby took questions relating to the proposed merger. In response to a question regarding the effect on the trading price of Minnesota Corn Processors' Class A units if the merger is not approved by the eligible Class A members, Mr. Thompson indicated that it was his personal opinion that the average trading price of the Class A units could possibly increase from $1.00 (the average trading price of the Class A units during May 2002, the most recent month of reported trades prior to the public announcement of the signing of the merger agreement) to $1.10 in the short term. In addition, Mr. Thompson stated that, in the event the merger is not consummated, Minnesota Corn Processors does not intend to pay any distributions of cash on the Class A units during the next two years.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This document contains certain forward-looking statements concerning Minnesota Corn Processors' financial position, business and future prospects, in addition to other statements using words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. These statements contain certain inherent risks and uncertainties. Although Minnesota Corn Processors believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, you are cautioned that no assurance can be given that the expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements based on factors such as the following:

     o    fluctuations in worldwide commodities markets;

     o fluctuations in prices for the products produced by Minnesota Corn Processors;

     o    the associated risks of hedging against such fluctuations;

     o fluctuations in aggregate industry supply and market demand for the products produced by Minnesota Corn Processors;

     o general economic, business and market conditions in the various geographic regions and countries in which Minnesota Corn Processors manufactures and sells its products, including fluctuations in the value of local currencies and changes in regulatory controls regarding quotas, tariffs and biotechnology issues;

     o changes in laws or governmental regulations or policies affecting the products produced by Minnesota Corn Processors; and

     o increased competitive pressure and customer pressure in the corn refining industry.

Minnesota Corn Processors' forward-looking statements speak only as of the date on which they are made, and Minnesota Corn Processors does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If Minnesota Corn Processors does update or correct one or more of these statements, you should not conclude that Minnesota Corn Processors will make additional updates or corrections.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MINNESOTA CORN PROCESSORS, LLC




Dated: August 21, 2002             By  /s/ Daniel H. Stacken
                                       ---------------------
                                       Daniel H. Stacken
                                       Vice President of Finance &
                                         Chief Financial Officer









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